Exhibit 10.3A

AMENDMENT NUMBER ONE
TO THE
ALABAMA NATIONAL BANCORPORATION
PLAN FOR THE DEFERRAL OF COMPENSATION
BY NON-EMPLOYEE DIRECTORS OF THE SUBSIDIARY BANKS

WHEREAS, Alabama National BanCorporation (“ANB”) maintains the Alabama National BanCorporation Plan for the Deferral of Compensation by Non-Employee Directions of the Subsidiary Banks (the “Plan”); and

WHEREAS, pursuant to Section 7(d) of the Plan, ANB reserved the right to amend the Plan; and

WHEREAS, currently, the non-employee directors of two of ANB’s subsidiary banks (National Bank of Commerce of Birmingham and First American Bank) are eligible to participate in the Plan; and

WHEREAS, the Board of Directors of ANB has approved an amendment to the Plan such that non-employee directors of a third subsidiary bank, Community Bank of Naples, National Association, shall also be eligible to participate in the Plan.

NOW, THEREFORE, the Plan is hereby amended effective as of February 17th, 2000 as follows:

1.  Amend Exhibit A to the Plan by adding the following to the list of eligible subsidiary banks:

Community Bank of Naples, National Association

2.  All of the other terms, provisions and conditions of the Plan not herein amended shall remain in full force and effect.

IN WITNESS WHEREOF, ANB has caused this amendment to be executed by duly authorized representatives this 17th day of February, 2000.

ATTEST:		ALABAMA NATIONAL BANCORPORATION
/s/ KIMBERLY MOORE		By:	/s/ WILLIAM E. MATTHEWS, V

Its:	Corporate Secretary	Its:	Executive Vice President & Chief Financial Officer

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